Exhibit 2.2

CONFORMED COPY

COCA-COLA HBC FINANCE PLC

and

COCA-COLA HBC FINANCE B.V.
as Issuers

CITICORP TRUSTEE COMPANY LIMITED
as Trustee

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC FINANCE PLC

and

COCA-COLA HBC FINANCE B.V.
as Guarantors

AMENDED AND RESTATED
TRUST DEED
RELATING TO
€ 2,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

THIS TRUST DEED is made on 30 May 2007.

BETWEEN:

(1)                            COCA-COLA HBC FINANCE PLC and COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam) (each in relation to the Notes (as defined below) issued by it, the “Issuer” and together the “Issuers”);

(2)                            COCA-COLA HELLENIC BOTTLING COMPANY S.A, COCA-COLA HBC FINANCE PLC and COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam) (each the “Guarantor” and together the “Guarantors”); and

(3)                            CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)                        The Issuers have established a Euro Medium Term Note Programme pursuant to which the Issuers may issue from time to time Notes as set out herein (the “Programme”).  Notes up to a maximum nominal amount from time to time outstanding of Euro 2,000,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the “Programme Limit”) may be issued pursuant to the said Programme.

(B)                          The Guarantors have authorised the giving of their guarantee in relation to the Notes to be issued under the Programme subject to and in accordance with the Conditions and this Trust Deed.

(C)                          The parties have agreed to amend and restate the trust deed dated 7 March 2006 entered into between them (the “Original Trust Deed”) on the terms of this Trust Deed.

(D)                         The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Trust Deed the following expressions have the following meanings:

“Agents” means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Calculation Agent or any of them;

“Appointee” means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

“Auditors” means the auditors for the time being of the relevant Issuer or, as the context may require, the relevant Guarantor and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;

“Authorised Signatory” means:

(a)                                      in relation to the Issuers, any Director of the relevant Issuer or any other person or persons notified to the Trustee by any such Director as being an Authorised Signatory pursuant to sub-clause 7.18 (Authorised Signatories); and

(b)                                     in relation to the Guarantors, any Director of the relevant Guarantor or any other person or persons notified to the Trustee by any Director of the relevant Guarantor as being an Authorised Signatory pursuant to sub-clause 7.18 (Authorised Signatories).

“Base Prospectus” has the meaning ascribed thereto in the Dealer Agreement;

“Calculation Agent” means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as calculation agent in relation to such Notes pursuant to the relevant Paying Agency Agreement and/or, if applicable, Successor calculation agent in relation to such Notes at its Specified Office;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of any Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the relevant Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes of such Series accordingly;

“Contractual Currency” means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 12.1 (Remuneration), pounds sterling or such other currency as may be agreed between the relevant Issuer and the Trustee from time to time;

“Couponholder” means the holder of a Coupon;

“Coupons” means any bearer interest coupons in or substantially in the form set out in Part  D of Schedule 2 appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 15 and, where the context so permits, the Talons appertaining to the Notes of such Series;

“Dealer Agreement” means the agreement between the Issuers, the Guarantors and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

“Dealers” means any person appointed as a Dealer by the Dealer Agreement and any other person which the relevant Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Dealer Agreement and references to the “relevant Dealer(s)” mean, in relation to any Note, the Dealer(s) with whom the relevant Issuer has agreed the issue and purchase of such Note;

“Director” means any Director of the relevant Issuer (or the relevant Guarantor, as applicable) from time to time;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any one of the circumstances described in Condition 13;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Final Terms” has the meaning ascribed to it in the Dealer Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Global Note” means, in relation to any Series, any Temporary Global Note and/or Permanent Global Note issued or to be issued pursuant to Clause 4.1;

“Issue Date” means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the relevant Issuer, the relevant Guarantors and the relevant Dealer(s);

“Interest Commencement Date” means, in relation to any interest-bearing Note, the date specified in the applicable Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Material Subsidiary” has the meaning given to it in the Conditions;

“Noteholder” and (in relation to a Note) “holder” means the bearer of a Note;

“Notes” means the bearer notes of each Series constituted in relation to or by this Trust Deed which shall be in or substantially in the form set out in Schedule 2 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 15 and (except for the purposes of Clause 4.1 (Global Notes) and 4.3 (Signature)) each Global Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

“outstanding” means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a)                                      those which have been redeemed in accordance with this Trust Deed;

(b)                                     those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 19) and remain available for payment in accordance with the Conditions;

(c)                                      those which have been purchased and surrendered for cancellation as provided in Condition 10 and notice of the cancellation of which has been given to the Trustee;

(d)                                     those which have become void under Condition 14;

(e)                                      those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 15;

(f)                                        (for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 15;

provided that for each of the following purposes, namely:

(i)                                         the right to attend and vote at any meeting of the holders of Notes of any Series;

(ii)                                      the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 9.1 (Legal Proceedings) and 8.1 (Waiver), Conditions 13 and 18 and Schedule 3; and

(iii)                                   any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuers, the Guarantors, or any of their Subsidiaries) for the benefit of the Issuers, the Guarantors, or any of their Subsidiaries of either shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agency Agreement” means, in relation to the Notes of any Series, the agreement appointing the initial Paying Agents and the Calculation Agent in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor calculation agent in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

“Paying Agents” means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective Specified Offices;

“Permanent Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 in the form or substantially in the form set out in Part B of Schedule 2, with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantors, the Paying Agent, the Trustee and the relevant Dealer(s).

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 13, become an Event of Default;

“Principal Paying Agent” means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Paying Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

“Relevant Date” has the meaning ascribed to it in Condition 14;

“relevant Guarantors” means Coca-Cola Hellenic Bottling Company S.A. (in respect of Notes issued by Cola-Cola HBC Finance PLC and Coca-Cola HBC Finance B.V.) Coca-Cola HBC Finance PLC (in respect of Notes issued by Coca-Cola HBC Finance B.V.) and Coca-Cola HBC Finance B.V. (in respect of Notes issued by Cola-Cola HBC Finance PLC);

“repay” includes “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

“Special Conditions” means, in relation to any Series of Notes, the Conditions applicable thereto which are not in the form set out in the Schedule 1;

“Specified Office” means, in relation to any Agent in respect of any Series, either the office identified with its name in the Conditions of such Series or any other office notified to any relevant parties pursuant to the Paying Agency Agreement;

“Subsidiary” has the meaning given to it in the Conditions;

“Successor” means, in relation to the Paying Agents, such other or further person as may from time to time be appointed pursuant to the Paying Agency Agreement as a Paying Agent;

“Successor in Business” means any company which as a result of any amalgamation, merger or reconstruction the terms of which have previously been approved by the Trustee, or which, as a result of any agreement with the Guarantor (or any previous substitute under Clause 8.3) (Substitution) which has previously been approved by the Trustee, owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Guarantor prior to such amalgamation, merger, reconstruction or agreement coming into force and where, in the case of any company which will own the whole or substantially the whole of the undertaking, property or assets of the Guarantor as stated, the substitution of that company as principal debtor under this Trust Deed, the Notes and the Coupons would not be materially prejudiced to the interests of the Noteholders in the opinion of the Trustee;

“Talonholder” means the holder of a Talon;

“Talons” means any bearer talons appertaining to the Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 15;

“Temporary Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 in the form or substantially in the form set out in Part A of Schedule 2, with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantors, the Paying Agent, the Trustee and the relevant Dealer(s).

“this Trust Deed” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Tranche” means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Written Resolution” means, in relation to any Series, a resolution in writing signed by or on behalf of all holders of Notes of such Series who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Trust Deed whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders;

“Zero Coupon Note” means a Note that is in bearer form and that constitutes a claim for a fixed sum against the relevant Issuer and on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen).

1.2                           Principles of interpretation

In this Trust Deed:

1.2.1                            Statutory modification:  a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2                            Additional amounts:  principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts which may be payable under Condition 12, any redemption amounts which may be payable under Condition 10 and any premium;

1.2.3                            Relevant Currency:  “relevant currency” shall be construed as a reference to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms;

1.2.4                            Tax:  costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.5                            Enforcement of rights:  an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.6                            Clauses and Schedules:  a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.7                            Clearing systems:  Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the relevant Issuer, the relevant Guarantors and the Trustee;

1.2.8                            Trust corporation:  a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

1.2.9                            Gender:  words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa.

1.2.10                      Listing:  References in this Deed to Notes being or to be “listed on the London Stock Exchange” shall be to Notes that are or are to be admitted to the Official List of the Financial Services Authority (in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, the “FSA”) and to trading on the Gilt Edged and Fixed Interest Market of the London Stock Exchange plc (the “London Stock Exchange”), and the terms “to list” and “listing” on the London Stock Exchange shall be construed accordingly.

1.2.11                      Prospectus Directive:  all references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive and all references to the “Prospectus Directive” shall include Commission Regulation (EC) No. 809/2004.

1.3                           The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4                           Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5                           The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

1.6                           Amendment and Restatement

The Original Trust Deed shall be amended and restated on the terms of this Trust Deed. Any Notes issued on or after the date of this Trust Deed shall be issued pursuant to this Trust Deed. This does not affect any Notes issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Original Trust Deed shall continue in full force and effect.

2.                                 AMOUNT AND ISSUE OF THE NOTES

2.1                           Amount of the Notes

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit and for the purpose of determining such aggregate nominal amount Clause 4.1.13 of the Dealer Agreement shall apply.

2.2                           Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the relevant Issuer shall:

2.2.1                            deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms; and

2.2.2                            notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

The Trustee shall be deemed to have approved the Final Terms if it has not objected in writing to all or any of the terms thereof within two business days of the Trustee receiving the Final Terms in accordance with Clause 2.2 provided that if no Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, the Trustee shall not be required in any case to approve such Final Terms.  In the event that the Trustee indicates as soon as practicable after receipt within such period that it does not approve of the provisions of the Final Terms then the Tranche or, as the case may be, the Series of Notes relating to such Final Terms shall not be issued until such time as the Trustee shall so approve the Final Terms.

2.3                           Constitution of Notes

Upon the issue of the Temporary Global Note, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4                           Further legal opinions

Before the first issue of Notes occurring after each anniversary of this Trust Deed, on each occasion when a legal opinion is delivered to a Dealer(s) pursuant to Clause 5.10 of the Dealer Agreement and on such other occasions as the Trustee so requests, each of the relevant Issuer and the relevant Guarantors will procure at its cost that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee provided that the Trustee shall not be required to approve the applicable legal opinions if there are no Special Conditions opined upon therein.  In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3.                                 COVENANT TO REPAY

3.1                           Covenant to repay

Each Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:

3.1.1                            every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the relevant Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

3.1.2                            if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

3.1.3                            in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note, interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 8 shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 (Covenant to comply with the Trust Deed) on trust for the Noteholders in accordance with their respective interests.

3.2                           Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

3.2.1                            by notice in writing to the relevant Issuer, the relevant Guarantors, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(a)                     to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Paying Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(b)                    to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

3.2.2                            by notice in writing to the relevant Issuer and the relevant Guarantors require each of them to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1.1 to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the relevant Issuer) Clause 10.4 (Payments to Noteholders and Couponholders) shall cease to have effect.

3.3                           Interest on Floating Rate Notes following Event of Default

If Floating Rate Notes become immediately due and repayable under Condition 13 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with Condition 7 (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4                           Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5                           Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

4.                                 THE NOTES

4.1                           Global Notes

4.1.1                            The Notes of each Tranche will initially be together represented by a Temporary Global Note.  Each Temporary Global Note shall (save as may be specified in the applicable Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Notes in definitive form.

4.1.2                            Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.

4.1.3                            All Global Notes shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear in accordance with the Dealer Agreement or to another depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, in accordance with the Paying Agency Agreement.  The applicable Final Terms shall be annexed to each Global Note.

4.2                           Notes in definitive form

Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2.  Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Notes in definitive form at the time of issue.  Notes in definitive form will be endorsed with the Conditions.

4.3                           Signature

The Global Notes and the Notes in definitive form will be signed manually or in facsimile by a duly authorised person designated by the relevant Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent.  The relevant Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note or Note in definitive form he no longer holds that office.  Global Notes and Notes in definitive form so executed and duly authenticated will be binding and valid obligations of such Issuer.

4.4                           Entitlement to treat holder as owner

Each of the Issuers, the Guarantors, the Trustee and any Agent may deem and treat the holder of any Note as the absolute owner of such Note, free of any equity, set-off or counterclaim on the part of such Issuer against the original or any intermediate holder of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuers, the Guarantors, the Trustee and the Paying Agent shall not be affected by any notice to the contrary.  All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.                                 GUARANTEE AND INDEMNITY

5.1                           Guarantee

The relevant Guarantors hereby unconditionally and irrevocably, jointly and severally guarantee to the Trustee the due and punctual payment of all sums expressed to be payable by the relevant Issuer under this Trust Deed or in respect of the Notes or Coupons, as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of this Trust Deed and the Notes and Coupons.  In case of the failure of the relevant Issuer to pay any such sum as and when the same shall become due and payable, the relevant Guarantors hereby agree to cause such payment to be made as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, as if such payment were made by the relevant Issuer.

5.2                           Indemnity

The relevant Guarantors agree that as an independent primary obligation, they shall pay to the Trustee on demand sums sufficient to indemnify the Trustee and each Noteholder and Couponholder against any Liability sustained by the Trustee or such Noteholder or Couponholder by reason of the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the relevant Issuer under this Trust Deed or in respect of the Notes, whether by reason of any of the obligations expressed to be assumed by the relevant Issuer in this Trust Deed or the Notes being or becoming void, voidable or unenforceable for any reason, whether or not known to the Trustee or such Noteholders or Couponholder or for any other reason whatsoever.

5.3                           Unconditional payment

If an Issuer defaults in the payment of any sum expressed to be payable by that Issuer under this Trust Deed or in respect of the Notes or Coupons as and when the same shall become due and payable, the relevant Guarantors shall immediately and unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in same day, freely transferable funds the amount in respect of which such default has been made; provided that every payment of such amount made by the relevant Guarantors to the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be deemed to cure pro tanto such default by the relevant Issuer and shall be deemed for the purposes of this Clause 5 to have been paid to or for the account of the Trustee except to the extent that there is failure in the subsequent payment of such amount to the Noteholders and Couponholders in accordance with the Conditions, and everything so paid by the relevant Guarantors in accordance with the Paying Agency Agreement shall have the same effect as if it had been paid thereunder by the relevant Issuer.

5.4                           Unconditional obligation

The relevant Guarantors agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Trust Deed or any Note or Coupon, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Noteholder or Couponholder or by the Trustee with respect to any provision of this Trust Deed or the Notes, the obtaining of any judgment against the relevant Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

5.5                           Guarantor’s obligations continuing

The relevant Guarantors waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of either Issuer, any right to require a proceeding first against either Issuer, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever.  The relevant Guarantors agree that the guarantee and indemnity contained in this Clause 5 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Notes or Coupons or under this Trust Deed shall have been paid in full and that the relevant Guarantors shall not be discharged by anything other than a complete performance of the obligations contained in this Trust Deed and the Notes and Coupons.

5.6                           Subrogation of Guarantor’s rights

The relevant Guarantors shall be subrogated to all rights of the Noteholders against each Issuer in respect of any amounts paid by any relevant Guarantor pursuant hereto; provided that the relevant Guarantors shall not without the consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the relevant Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Notes and Coupons and all other amounts due under this Trust Deed and the Notes and Coupons have been paid in full.  Furthermore, until such time as aforesaid the relevant Guarantors shall not take any security or counter-indemnity from the relevant Issuer in respect of such Guarantors’ obligations under this Clause 5.

5.7                           No implied waivers

If any payment received by the Trustee or the Principal Paying Agent pursuant to the provisions of this Trust Deed or the Conditions shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting either Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Guarantors whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 5 shall continue to apply as if such payment had at all times remained owing by the relevant Issuer and the relevant Guarantors shall indemnify and keep indemnified the Trustee and the Noteholders on the terms of the guarantee and indemnity contained in this Clause.

5.8                           Suspense account

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 3) from any Guarantor in respect of any sum payable by either Issuer under this Trust Deed or the Notes or Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

6.                                 COVENANT TO COMPLY WITH THE TRUST DEED

6.1                           Covenant to comply with the Trust Deed

The Issuers and the Guarantors each hereby covenant with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same.  The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuers, the Guarantors, the Noteholders, the Couponholders and all persons claiming through or under them respectively.

6.2                           Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Issuers and the Guarantors under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

7.                                 COVENANTS BY THE ISSUERS AND THE GUARANTORS

Each of the Issuers and each of the Guarantors hereby covenant with the Trustee that, so long as any of the Notes remain outstanding, it will:

7.1                           Books of account:  at all times keep and procure that all of its Material Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the relevant Issuer and the relevant Guarantor to be prepared and allow the Trustee and any person appointed by it, to whom the relevant Issuer, relevant Guarantor or Material Subsidiary shall have no reasonable objection, free access to the same during normal business hours for the purposes of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in the Trustee under this Trust Deed or by operation of law and to discuss the same with responsible officers of the relevant Issuer or the relevant Guarantor;

7.2                           Event of Default:  give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

7.3                           Certificate of Compliance:  provide to the Trustee within 14 days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate in the English language, signed by two Authorised Signatories of the relevant Issuer, or the relevant Guarantor, as the case may be, certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the relevant Issuer, or the relevant Guarantor, as the case may be, has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or other matter which could affect the relevant Issuer’s or the relevant Guarantor’s ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

7.4                           Accounts in relation to the Material Subsidiaries:  ensure that such accounts are prepared as may be necessary to determine which Subsidiaries are Material Subsidiaries and procure that the Auditors prepare and deliver to the Trustee at the time of issue of every audited consolidated balance sheet of the relevant Issuer and at any other time upon the request of the Trustee a certificate or report specifying the Material Subsidiaries at the date of such balance sheet or request.

7.5                           Certificate relating to Material Subsidiaries:  give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate by the Auditors to such effect.

7.6                           Financial statements:  send to the Trustee and to the Principal Paying Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies in the English language of the relevant Issuer’s and the relevant Guarantor’s annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the relevant Issuer or the relevant Guarantor, as the case may be, in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders and Couponholders at the Specified Offices of the Paying Agents as soon as practicable thereafter;

7.7                           Information:  so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall reasonably require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 7.3 (Certificate of Compliance) for the performance of its functions;

7.8                           Notes held by the Issuers and the Guarantors:  send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the relevant Issuer or, as the case may be, the relevant Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the relevant Issuer or, as the case may be, the relevant Guarantor, or any Subsidiary of such Issuer or such Guarantor;

7.9                           Execution of further Documents:  so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

7.10                     Notices to Noteholders:  send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

7.11                     Notification of non-payment:  use its best endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

7.12                     Notification of late payment:  in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

7.13                     Notification of redemption or payment:  not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;

7.14                     Tax or optional redemption:  if an Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Condition 10 the relevant Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

7.15                     Obligations of Agents:  observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Paying Agency Agreement and notify the Trustee immediately it becomes aware of any material breach or failure by an Agent in relation to the Notes or Coupons;

7.16                     Change of taxing jurisdiction:  if before the Relevant Date for any Note or Coupon the relevant Issuer or the relevant Guarantors shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom, The Netherlands or, as the case may be, the Hellenic Republic, immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom, The Netherlands or, as the case may be, the Hellenic Republic, of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the relevant Issuer or the relevant Guarantor shall have become subject as aforesaid, such trust deed also to modify Condition 12 so that such Condition shall make reference to that other or additional territory;

7.17                     Listing: if the Notes are admitted to listing, trading and/or quotation at all times use its best endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series on the listing authority, stock exchange(s) and/or quotation system(s) (if any) on which they are admitted to listing, trading and/or quotation on issue as indicated in the applicable Final Terms or, if it is unable to do so having used all reasonable endeavours or if the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical, use its best endeavours to obtain and maintain an admission to listing, trading and/or quotation of the

Notes on such other listing authority, stock exchange(s), securities market(s) and/or quotation system(s) (if any) as the relevant Issuer and the relevant Guarantors may (with the approval of the Trustee) decide and give notice of the identity of such other listing authority, stock exchange(s), securities market(s) and/or quotation systems (if any) to the Noteholders;

7.18                     Authorised Signatories:  upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the relevant Issuer, or, as the case may be, the relevant Guarantor, together with certified specimen signatures of the same;

7.19                     Payments:  pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder; and

7.20                     Notification of amendment to Dealer Agreement:  notify the Trustee of any amendment to the Dealer Agreement.

8.                                 AMENDMENTS, SUBSTITUTION AND ACCESSION

8.1                           Waiver

The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed or the Notes or Coupons or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the relevant Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 3.

8.2                           Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the relevant Issuer and the relevant Guarantors in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 3 or any provision of this Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error.  Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

8.3                           Substitution

8.3.1                            Procedure: The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of an Issuer (or any previous substitute under this Clause) of any Subsidiary or Successor in Business of an Issuer or Guarantor (hereinafter called the “Substituted Obligor”) as the principal debtor under this Trust Deed in relation to the Notes and Coupons of any Series if:

(a)                     a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);

(b)                    the relevant Issuer, the relevant Guarantors and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective and (unless the Substituted Obligor is a Guarantor) the relevant guarantee contained in Clause 5 (Guarantee and Indemnity) is fully effective in relation to the obligations of the Substituted Obligor and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(c)                     the Trustee has received and is satisfied (by way of legal opinions or otherwise) that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the Issuer (or such previous substitute as aforesaid), (ii) the relevant Guarantors have obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as described in sub-clause (b) above and (iii) such approvals and consents are at the time of substitution in full force and effect;

(d)                    (without prejudice to the generality of the preceding sub-clauses of this sub-clause 8.3.1) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the “Substituted Territory”) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 with the substitution for the reference in that Condition to the Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly;

(e)                     without prejudice to the rights of reliance of the Trustee under sub-clause 8.3.4 (Directors’ certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders;

(f)                       Moody’s Investors Service Inc. and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., have confirmed in writing to the Trustee that the substitution of the Substituted Obligor will not result in a downgrading of the then current credit rating of such rating agencies applicable to the class of debt represented by the Notes;

8.3.2                            Change of law:  In connection with any proposed substitution of the relevant Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders.

8.3.3                            Extra duties:  The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

8.3.4                            Directors’ certification:  If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the relevant Issuer (or of any previous substitute under this Clause);

8.3.5                            Interests of Noteholders:  In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory.  No

Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the relevant Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders.

8.3.6                            Release of Issuer:  Any agreement by the Trustee pursuant to sub-clause 8.3.1 (Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes and this Trust Deed.  Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

8.3.7                            Completion of substitution:  Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons to the Issuer shall be deemed to be references to the Substituted Obligor.

8.4                           Accession of Issuers and Guarantors

8.4.1                            Procedure: The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the accession of any Subsidiary of an Issuer or Guarantor (hereinafter called the “Additional Obligor”) as an additional  issuer or guarantor under this Trust Deed in relation to the Notes and Coupons of any Series if:

(a)                     a trust deed is executed or some other written form of undertaking is given by the such Additional Obligor to the Trustee, in form and manner satisfactory to the Trustee, pursuant to which such Additional Obligor agrees to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate as fully as if the Additional Obligor had been named in this Trust Deed and on the Notes and Coupons as an issuer or a guarantor;

(b)                    the Issuers, the Guarantors and the Additional Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the accession is fully effective and (unless the Additional Obligor is the Guarantor) the guarantee contained in Clause 5 (Guarantee and Indemnity) is fully effective in relation to the obligations of the Additional Obligor and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(c)                     the Trustee has received and is satisfied by way of legal opinion or otherwise) that (i) the Additional Obligor has obtained all governmental and regulatory approvals and consents necessary for its accession and assumption of liability as a principal debtor or guarantor in respect of the Notes and the Coupons, (ii) the Guarantors have obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as described in sub-clause (b) above and (iii) such approvals and consents are at the time of substitution in full force and effect;

(d)                    (without prejudice to the generality of the preceding sub-clauses of this sub-clause 8.4.1) where the Additional Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the “Substituted Territory”) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) an Issuer is subject generally (the “Issuer’s Territory”), the Additional Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 with the substitution for the reference in that Condition to the Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Notes, Receipts and Coupons will be interpreted accordingly;

(e)                     without prejudice to the rights of reliance of the Trustee under sub-clause 8.4.3 (Directors’ certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders;

(f)                       Moody’s Investors Services Inc. and Standard & Poor’s, a division of McGraw-Hill Companies, Inc., have confirmed in writing to the Trustee that the accession of the Additional Obligor will not result in a downgrading of the then current credit rating of such rating agencies applicable to the class of debt represented by the Notes;

8.4.2                            Extra duties:  The Trustee shall be entitled to refuse to approve any Additional Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

8.4.3                            Directors’ certification:  If any two directors of the Additional Obligor certify that immediately prior to the assumption of its obligations as an Additional Obligor under this Trust Deed the Additional Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming an Additional Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Additional Obligor;

8.4.4                            Interests of Noteholders:  In connection with any proposed accession, the Trustee shall not have regard to, or be in any way liable for, the consequences of such accession for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory.  No Noteholder or Couponholder shall, in connection with any such accession, be entitled to claim from the relevant Issuer or Guarantor any indemnification or payment in respect of any tax consequence of any such accession upon individual Noteholders or Couponholders;

8.4.5                            Accession: Not later than fourteen days after the execution of a Deed of Accession and any other documents as aforesaid and after compliance with the said requirements of the Trustee, the Additional Obligor shall cause notice thereof to be given to the Noteholders; and

8.4.6                            Completion of accession: Upon the execution of such documents and compliance with the said requirements, the Additional Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as a principal debtor or guarantor and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the accession and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons after the date of accession to an Issuer or a Guarantor (as the case may be) shall be deemed to be references to the Additional Obligor.

9.                                 ENFORCEMENT

9.1                           Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the relevant Issuer as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes and it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders.  Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the relevant Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

9.2                           Evidence of default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of the relevant Issuer or the relevant Guarantor under this Trust Deed or under the Notes, proof therein that:

9.2.1                            as regards any specified Note within a given Series, the relevant Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;

9.2.2                            as regards any specified Coupon the relevant Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and

9.2.3                            as regards any Talon, the relevant Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the like default as regards all other Talons which are then available for exchange;

and for the purposes of 9.2.1 and 9.2.2 a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

10.                           APPLICATION OF MONEYS

10.1                     Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the relevant Issuer or the relevant Guarantor (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 10.2 (Investment of moneys)):

10.1.1                      firstly, in payment or satisfaction of those costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

10.1.2                      secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series have become so due and payable, such monies shall be applied as between the amounts outstanding in respect of  the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

10.1.3                      thirdly, the balance (if any) in payment to the relevant Issuer or, if such moneys were received from a Guarantor, that Guarantor.

10.2                     Investment of moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 10.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner set out in Clause 10.1.

10.3                     Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

10.4                     Payment to Noteholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 10.1 (Application of Moneys).  Any payment to be made in respect of the Notes or Coupons of any Series by the relevant Issuer, the relevant Guarantors or the Trustee may be made in the manner provided in the Conditions, the Paying Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment by such Issuer, the relevant Guarantors or the Trustee (as the case may be).

10.5                     Production of Notes and Coupons

Upon any payment under Clause 10.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall in respect of a Note or Coupon, (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon or (b) in the case of payment in full, cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

10.6                     Noteholders to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons and Talons appertaining to each Note of which he is the holder.

11.                           TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts,  it is expressly declared as follows:

11.1                     Reliance on Information

11.1.1                      Advice:  The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, an Issuer, or a Guarantor, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

11.1.2                      Certificate of Directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Authorised Signatories or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the relevant Issuer or the relevant Guarantor, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

11.1.3                      Certificate of Auditors: a certificate of the Auditors that in their opinion a Subsidiary is or is not or was or was at any particular time or during any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the relevant Issuer, the relevant Guarantors, the Trustee, the Noteholders and the Couponholders;

11.1.4                      Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders;

11.1.5                      Reliance on certification of clearing system:  the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to any Issuer, any Guarantor or any Noteholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

11.1.6                      Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

11.1.7                      Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

11.1.8                      No Liability as a result of the delivery of a certificate: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by an Issuer, the relevant Guarantors, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to an Issuer of a certificate as to material prejudice pursuant to Condition 13 (Events of Default) on the basis of an opinion formed by it in good faith;

11.1.9                      No obligation to monitor:  the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

11.1.10                Notes held by an Issuer etc: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the relevant Issuer or relevant Guarantor  under sub-clause 7.8 (Notes held by the Issuers and the Guarantors), that no Notes are for the time being held by or for the benefit of such Issuer or such Guarantor or any Subsidiary of such Issuer or such Guarantor;

11.1.11                Forged Notes: the Trustee shall not be liable to any Issuer, any Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic;

11.1.12                Events of Default:  the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that each of the Issuers and each of the Guarantors is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

11.1.13                Legal Opinions:  the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

11.1.14                Programme Limit:  the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit;

11.1.15                Trustee not Responsible:  the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto.  In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

11.1.16                Freedom to Refrain:  notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

11.1.17                Right to Deduct or Withhold:  notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.2                     Trustee’s powers and duties

11.2.1                      Trustee’s determination:  The Trustee may determine whether or not a default in the performance or observance by an Issuer or a Guarantor of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy such certificate shall be conclusive and binding upon such Issuer, such Guarantor, the Noteholders and the Couponholders;

11.2.2                      Determination of questions:  the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

11.2.3                      Trustee’s discretion:  the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

11.2.4                      Trustee’s consent:  any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

11.2.5                      Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant but having regard to the current rates of exchange and any rate of exchange, method and date so specified shall be binding on the relevant Issuer, the relevant Guarantors, the Noteholders and the Couponholders;

11.2.6                      Application of proceeds:  the Trustee shall not be responsible for the receipt or application by any Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Notes in definitive form, the exchange of any Permanent Global Note for Notes in definitive form, or the delivery of any Note or Coupon to the persons entitled to them;

11.2.7                      Error of judgment:  the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

11.2.8                      Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person, provided that the Trustee shall have exercised reasonable care in selecting such person.

11.2.9                      Delegation:  the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate, provided that the Trustee shall have exercised reasonable care in selecting such person;

11.2.10                Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer, provided that the Trustee shall have exercised reasonable care in selecting such person; and

11.2.11                Confidential information:  the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the relevant Issuer or the relevant Guarantor in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

11.3                     Financial matters

11.3.1                      Professional charges:  any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

11.3.2                      Expenditure by the Trustee:  nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

11.3.3                      Trustee may enter into financial transactions with an Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with any Issuer, any Guarantor or any Subsidiary of an Issuer or a Guarantor, or any person or body corporate directly or indirectly associated with any Issuer, any Guarantor or any Subsidiary of an Issuer or a Guarantor, or from accepting the trusteeship of any other debenture stock, debentures or securities of any Issuer, any Guarantor or any Subsidiary of an Issuer or a Guarantor or any person or body corporate directly or indirectly associated with any Issuer, any Guarantor or any Subsidiary of an Issuer or a Guarantor, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, the Issuers, the Guarantors or any Subsidiaries of an Issuer or a Guarantor, or any person or body corporate directly or indirectly associated with an Issuer, a Guarantor or any Subsidiaries of an Issuer or a Guarantor, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

11.4                     Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

11.5                     Trustee liable for negligence

None of the provisions of this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required by it as trustee, having regard to the provisions of this Trust Deed conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, wilful default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

12.                           COSTS AND EXPENSES

12.1                     Remuneration

12.1.1                      Normal remuneration:  The relevant Issuer or, failing whom, the relevant Guarantors, shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between such Issuer and the Trustee.  Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof.  Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue).

12.1.2                      Extra remuneration:  In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by an Issuer or a Guarantor to undertake duties which the Trustee and such Issuer or such Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, such Issuer or, failing whom, the relevant Guarantors, shall pay to the Trustee such additional remuneration as shall be agreed between them.

12.1.3                      Value added tax:  The relevant Issuer or, failing whom, the relevant Guarantors, shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

12.1.4                      Failure to agree:  In the event of the Trustee and the relevant Issuer or Guarantor failing to agree:

(a)                     (in a case to which sub-clause 12.1.1 applies) upon the amount of the remuneration; or

(b)                    (in a case to which sub-clause 12.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by such Issuer or, failing whom, the relevant Guarantors) and the determination of any such investment bank shall be final and binding upon the Trustee, the Issuers and the Guarantors.

12.1.5                      Expenses:  The relevant Issuer or, failing whom, the relevant Guarantors shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

12.1.6                      Indemnity:  The relevant Issuer or, failing whom, the relevant Guarantors shall following a request from the Trustee, indemnify the Trustee (a) in respect of all liabilities and expenses incurred (both before and after a request) by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and (b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed (both before and after a request from the Trustee) provided that it is expressly stated that Clause 11.5 (Trustee liable for negligence) shall apply in relation to these provisions.

12.1.7                      Payment of amounts due:  All amounts payable pursuant to sub-clause 12.1.5 (Expenses) and 12.1.6 (Indemnity) shall be payable by the relevant Issuers or, failing whom, the relevant Guarantors on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of three per cent. per annum above the base rate from time to time of The Royal Bank of Scotland plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand.  All remuneration payable to the Trustee shall carry interest at such rate from the due date thereof.

12.1.8                      Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

12.1.9                      Discharges:  Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 12.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

12.1.10                Payments:  All payments to be made by an Issuer or a Guarantor to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.  In that event, the relevant Issuer or the relevant Guarantor, shall pay such additional amounts as would have been received by it had no such withholding or deduction been required.

12.2                     Stamp duties

The relevant Issuer or, failing whom, the relevant Guarantors will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable in the United Kingdom or The Netherlands or the Hellenic Republic on (a) the constitution and issue of the Notes, (b) the initial delivery of the Notes, (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution of this Trust Deed.  If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against an Issuer or a Guarantor in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Notes is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the relevant Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

12.3                     Exchange rate indemnity

12.3.1                      Currency of Account and Payment:  The Contractual Currency is the sole currency of account and payment for all sums payable by the relevant Issuer under or in connection with this Trust Deed, the Notes and the Coupons including damages;

12.3.2                      Extent of Discharge:  An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of an Issuer, a Guarantor or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from such Issuer and/or such Guarantor will only discharge such Issuer and/or such Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

12.3.3                      Indemnity:  If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the relevant Issuer or, failing whom, the relevant Guarantors will indemnify it against any liability sustained by it as a result.  In any event, such Issuer will indemnify the recipient against the cost of making any such purchase.

12.4                     Indemnities separate

The indemnities in this Clause 12 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order.  Any such Liability as referred to in sub-clause 12.3.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuers or the relevant Guarantors or their liquidator or liquidators.

13.                           APPOINTMENT AND RETIREMENT

13.1                     Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the relevant Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders of the relevant Issuer.  A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation.  Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuers to the Agents and the Noteholders.  The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof.  The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal or until a trust corporation is appointed as successor.

13.2                     Co-trustees

Notwithstanding the provisions of Clause 13.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuers and the Guarantors but without the consent of the Issuers, the Guarantors or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

13.2.1                      if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or

13.2.2                      for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

13.2.3                      for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

13.3                     Attorneys

The Issuers and the Guarantors each hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment.  The Trustee shall have power in like manner to remove any such person.  Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

13.4                     Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuers and the Guarantors without assigning any reason therefor and without being responsible for any costs occasioned by such retirement.  The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement.  The Issuers and the Guarantors each hereby covenant that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuers do not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 13.4, the Trustee shall be entitled to procure forthwith a new trustee.

13.5                     Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

13.6                     Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes, the Receipts or the Coupons.

13.7                     Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

14.                           NOTICES

14.1                     Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

14.1.1                      Issuers:

(a)                    If to Coca-Cola HBC Finance PLC, to it at:

Coca-Cola HBC Finance PLC
9 Fragoklissias Street
151 25 Maroussi
Athens
Greece

Fax:                                         +30 210 618 3378

Attention:  Grant Millard

(b)                    If to Coca-Cola HBC Finance B.V., to it at:

Coca-Cola HBC Finance B.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands

Fax:               +312 0527 1986

Attention:    Yvonne Theuns

14.1.2                      Trustee:  if to the Trustee, to it at:

Citicorp Trustee Company Limited
14th Floor
Citigroup Centre
Canada Square
London  E14 5LB
Fax:          +44 20 7500 5248

Attention:              Agency & Trust

14.1.3                      Guarantors:  if to Coca-Cola HBC Finance PLC to it at:

Coca-Cola HBC Finance PLC
9 Fragoklissias Street
15 125 Maroussi
Athens
Greece

Fax:                         +30 210 618 3378

Attention:              Grant Millard

14.1.4                      Guarantors:  if to Coca-Cola Hellenic Bottling Company S.A. to it at:

Coca-Cola Hellenic Bottling Company S.A.
9 Fragoklissias Street
151 25 Maroussi
Athens
Greece

Fax:                          +30 210 618 3378

Attention:              Kostas Sfakakis

14.1.5                      Guarantors:  if to Coca-Cola HBC Finance B.V. to it at:

Coca-Cola HBC Finance B.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands

Fax:                         +312 0527 1986

Attention:              Yvonne Theuns

14.1.6                      A notice sent to an Issuer or a Guarantor should be copied to:

Coca-Cola Hellenic Bottling Company S.A.
9 Fragoklissias Street
151 25 Maroussi

Athens
Greece

Fax:                          +30 210 618 3378

Attention:              Kostas Sfakakis

14.2                     Effectiveness

Every notice or other communication sent in accordance with Clause 14.1 shall be effective as follows:

14.2.1                      Letter or fax:  if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

14.2.2                      Telex:  if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission;

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

14.3                     No Notice to Couponholders

Neither the Trustee nor the Issuers nor Guarantors shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 19.

15.                           LAW AND JURISDICTION

15.1                     Governing Law

This Trust Deed and the Notes and all matters arising from or connected with them shall be governed by, and construed in accordance with, English law.

15.2                     English Courts

The courts of England have exclusive jurisdiction to settle any disputes (a “Dispute”), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

15.3                     Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly that they will not argue to the contrary.

15.4                     Rights of the Trustee and Noteholders to take proceedings outside England

Clause 15.2 (English Courts) is for the benefit of the Trustee and the Noteholders only.  As a result, nothing in this Clause 15 (Law and Jurisdiction) prevents the Trustee and any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction.  To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

15.5                     Process agent

The Issuers and the Guarantors each agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Coca-Cola HBC Finance PLC at One Silk Street, London EC2Y 8HQ or if different, its registered office for the time being or at any other address of the Issuers or the Guarantors in Great Britain at which process may be served on such person in accordance with Part XXIII of the Companies Act 1985.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuers and the Guarantors, the Issuers and the Guarantors (acting together) shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuers and the Guarantors.  Nothing in this paragraph shall affect the right of the Trustee or (when they are entitled to do so) any of the Noteholders to serve process in any other manner permitted by law.  This clause applies to Proceedings in England and to Proceedings elsewhere but not to proceedings in The Netherlands.

15.6                     Power of Attorney

If Coca-Cola HBC Finance B.V. is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Trust Deed or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorney’s authority and the effects of the exercise thereof.

16.                           SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.                           CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

18.                           Counterparts

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1
TERMS AND CONDITIONS

SCHEDULE 2

Part A
Form Of Temporary Global Note

Series Number:  [        ]

Serial Number:  [        ]

[Tranche Number:  [        ]]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V.](1)

irrevocably and unconditionally guaranteed by

[COCA-COLA HELLENIC BOTTLING COMPANY S.A.]

[COCA-COLA HBC FINANCE PLC]

[COCA-COLA HBC FINANCE B.V.](2)

EURO MEDIUM TERM NOTE PROGRAMME

TEMPORARY GLOBAL NOTE

representing up to

[Aggregate principal amount of Tranche]
[Title of Notes]

This global Note is a Temporary Global Note without interest coupons issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the “Notes”) by [Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V. (with its corporate seat in Amsterdam)] (the “Issuer”).

This Temporary Global Note is issued subject to and in accordance with the Conditions and an amended and restated trust deed (as amended, supplemented or restated from time to time, the “Trust Deed”) dated 30 May 2007 between the [Issuer, [Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.] and Coca-Cola Hellenic Bottling Company S.A. and [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] as Guarantors and Citicorp Trustee Company Limited as Trustee (the “Trustee”, which expression includes all persons for the time being

(1) Delete as Applicable

(2) Delete as Applicable

appointed Trustee or Trustees under the Trust Deed) and is subject to an amended and restated paying agency agreement (as amended, supplemented or restated from time to time, the “Paying Agency Agreement”) dated 30 May 2007 between the Issuer, [Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.] and Coca-Cola Hellenic Bottling Company S.A. and [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] as Guarantors, Citibank, N.A., the Trustee and certain other financial institutions names therein. References herein to the “Conditions” shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed as supplemented, replaced and modified by the final terms applicable to the Notes (the “Final Terms”) but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Temporary Global Note.

The Issuer for value received promises, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, to pay to the bearer hereof on the Maturity Date or on such earlier date as the same may become payable in accordance therewith, the amount payable under the Conditions in respect of such Notes on each such date or, in the case of instalment notes, in respect of each such Note for the time being from time to time represented hereby, such instalment amounts on such dates as may be specified in the Conditions, and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Temporary Global Note at the specified office of the Principal Paying Agent or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States from time to time appointed by the Issuer in respect of the Notes.

Except as specified herein, the bearer of this Temporary Global Note is entitled to the benefit of the Conditions and of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby and to the benefit of those provisions of the Conditions (and the obligations on the part of the Issuer contained therein) applicable specifically to Temporary Global Notes, and all payments under and to the bearer of this Temporary Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

Subject as provided in the Conditions with respect to Partly Paid Notes, on or after the expiry of the period that ends forty days after completion of the distribution of this Tranche of Notes as certified by the relevant Dealer(s) to the Principal Paying Agent (the “Distribution Compliance Period”), this Temporary Global Note may be exchanged for, as specified in the relevant Final Terms, either Definitive Bearer Notes in substantially the form set out in Schedule 2 of the Trust Deed or a Permanent Global Note substantially in the form set out in Schedule 2 of the Trust Deed.  An exchange for Definitive Bearer Notes or, as the case may be, a Permanent Global Note will be made only on or after the end of the Distribution Compliance Period and upon presentation or, as the case may be, surrender of this Temporary Global Note to the Principal Paying Agent at its specified office and upon and to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other relevant clearing system and dated not earlier than the end of the Distribution Compliance Period in substantially the form set out in Annex 1 hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system.  Any Definitive Bearer Notes will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent.

The bearer of this Temporary Global Note shall not (unless, upon due presentation of this Temporary Global Note for exchange for a Permanent Global Note or for delivery of Definitive Bearer Notes, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Notes represented by this Temporary Global Note which falls due on or after the end of the Distribution Compliance Period or be entitled to exercise any option on a date after the end of the Distribution Compliance Period.

Payments of interest otherwise falling due before the end of the Distribution Compliance Period will be made only upon presentation of this Temporary Global Note at the specified office of any of the Paying Agents outside the United States and upon and to the extent of delivery to the relevant Paying Agent of a certificate or certificates issued by Euroclear or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system.

On any occasion on which a payment of interest is made in respect of this Temporary Global Note the Issuer shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal is made in respect of this Temporary Global Note or on which this Temporary Global Note is exchanged in whole or in part as aforesaid or on which Notes represented by this Temporary Global Note are to be cancelled or (in the case of Partly Paid Notes) forfeited, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled or forfeited and (ii) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Notes represented by this Temporary Global Note, the Issuer shall procure that the appropriate notations are made on the Schedule hereto.

In the case of Partly Paid Notes, on each occasion that payment is made to the Issuer in accordance with the Conditions in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that (i) the aggregate principal amount of such payment and (ii) the increased principal amount of this Temporary Global Note (which shall be the previous principal amount hereof plus the amount referred to at (i)) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this Temporary Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) after the due date for payment.

The bearer of this Temporary Global Note shall (unless this Temporary Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Holders and, at any such meeting, as having one vote in respect of each principal amount of Notes equal to the minimum denomination of the Notes for which this Temporary Global Note may be exchanged.

Cancellation of any Note represented by this Temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this Temporary Global Note representing such Note on its presentation or to the order of any Paying Agent for endorsement in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Holders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the certificate numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Any option of the Holders provided for in the Conditions may be exercised by the bearer of this Temporary Global Note giving notice to the Principal Paying Agent and the Trustee within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting this Temporary Global Note to a Paying Agent acting on behalf of the Principal Paying Agent, for notation accordingly in the Schedule hereto.

This Temporary Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

This Temporary Global Note shall not be valid for any purpose until authenticated for and on behalf of Citibank, N.A. as Principal Paying Agent.

AS WITNESS the facsimile or manual signature of a duly authorised officer on behalf of the Issuer.

[Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.]

By:

ISSUED in London as of

AUTHENTICATED for and on behalf of

CITIBANK, N.A., as

Principal Paying Agent without recourse,

warranty or liability

By:

THE SCHEDULE

Payments, Delivery of Definitive Bearer Notes, Exchange for

Permanent Global Note, Exercise of Options, Forfeiture (in the case of Partly Paid Notes)
and Cancellation of Notes

Date of payment, delivery, exchange, exercise of option (and date upon which exercise is effective) or cancellation	Aggregate amount of Partly Paid Instalments then paid (in the case of Partly Paid Notes)	Amount of interest then paid	Amount of principal then paid	Aggregate principal amount of Definitive Bearer Notes then delivered	Aggregate principal amount of this Temporary Global Note then exchanged for the Permanent Global Note	Aggregate principal amount of Notes then cancelled or, in the case of Partly Paid Notes, forfeited	Aggregate principal amount in respect of which option is exercised	Remaining principal amount of this Temporary Global Note	Authorised signature

ANNEX I

[Form of certificate to be given in relation to exchanges of this Temporary Global Note for the Permanent Global Note or Definitive Bearer Notes:]

[Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.]
Euro 2,000,000,000 Medium Term Note Programme

[Aggregate principal amount and title of Notes]
(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed as of the date hereof, [    ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any trust (if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial distributions of the trust), any estate the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the distribution compliance period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:                                                                    [       ]

[Euroclear Bank S.A./N.V.,/Clearstream Banking, société anonyme]

By:          [authorised signature]

ANNEX II

[Form of certificate to be given in relation to payments of interest falling due before the expiration of the Distribution Compliance Period:]

[COCA-COLA HBC FINANCE PLC / COCA-COLA HBC FINANCE B.V.]
Euro 2,000,000,000 Medium Term Note Programme

[Aggregate principal amount and title of Notes]
(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed as of the date hereof, [    ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any trust (if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial distributions of the trust), any estate the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the distribution compliance period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

[As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.]

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:                    [       ]

[Euroclear Bank S.A./N.V./Clearstream Banking, société anonyme]

By:          [authorised signature]

ANNEX III

[Form of account holder’s certification referred to in the preceding certificates:]

[COCA-COLA HBC FINANCE PLC / COCA-COLA HBC FINANCE B.V.]
Euro 2,000,000,000 Medium Term Note Programme

[Aggregate principal amount and title of Notes]
(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any trust (if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial distributions of the trust), any estate the income of which is subject to the United States Federal income taxation regardless of its source (“United States persons”), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i) (D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the distribution compliance period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [     ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:       [         ]

[Account Holder] as or as agent for the beneficial owner of the Securities.

By:          [authorised signature]

Part B
Form Of Permanent Global Note

Series Number:  [        ]

Serial Number:  [        ]

[Tranche Number:  [        ]]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V.](1)

irrevocably and unconditionally guaranteed by

[COCA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V.](2)

EURO MEDIUM TERM NOTE PROGRAMME

PERMANENT GLOBAL NOTE

representing up to

[Aggregate principal amount of Tranche]
[Title of Notes]

This global Note is a Permanent Global Note without interest coupons issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the “Notes”) by [Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V. (with its corporate seat in Amsterdam)] (the “Issuer”).

This Permanent Global Note is issued subject to and in accordance with the Conditions and an amended and restated trust deed (as amended, supplemented or restated from time to time, the “Trust Deed”) dated 30 May 2007 between the Issuer, [Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.] and Coca-Cola Hellenic Bottling Company S.A. and [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] as Guarantors and Citicorp Trustee Company Limited as Trustee (the “Trustee”, which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and is subject to an amended and restated paying agency agreement (as amended, supplemented or restated from time to time, the

(1) Delete as Applicable

(2) Delete as Applicable

“Agency Agreement”) dated 30 May 2007 between the Issuer, [Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.] and Coca-Cola Hellenic Bottling Company S.A. and [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] as Guarantors, Citibank, N.A., the Trustee and certain other financial institutions names therein.  References herein to the “Conditions” shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed as supplemented, replaced and modified by the final terms applicable to the Notes (the “Final Terms”) attached hereto but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Permanent Global Note.

The Issuer for value received, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer upon the Maturity Date and/or on such earlier date(s) as the same may become due and repayable in accordance therewith, the amount payable under the Conditions in respect of such Notes on each such date or, in the case of instalment notes, in respect of each such Note for the time being from time to time represented hereby, such instalment amounts on such dates as may be specified in the Conditions, and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Permanent Global Note at the specified office of the Principal Paying Agent or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States from time to time appointed by the Issuer in respect of the Notes.

Except as specified herein, the bearer of this Permanent Global Note is entitled to the benefit of the Conditions and of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby and to the benefit of those provisions of the Conditions (and the obligations on the part of the Issuer contained therein) applicable specifically to Permanent Global Notes, and all payments under and to the bearer of this Permanent Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

Interests in this Permanent Global Note may be exchanged in whole, but not in part, for Definitive Bearer Notes substantially in the form set out in Schedule 2 of the Trust Deed if (a) an Event of Default occurs as set out in Condition 13; (b) either of Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearance system by which the Notes have been accepted for clearing is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to cease business permanently or in fact does so; or (c) it is specified in the relevant Final Terms, and upon the bearer’s request; or (d) if the Issuer, by reason of any change in, or amendment to, the laws of the [ insert the jurisdiction of the Issuer ], is or will be required to make any deduction or withholding from any payment under the Notes which would not be required if such Notes were in definitive form, such exchange will be made upon presentation of this Permanent Global Note by the bearer hereof at the specified office from time to time of the Principal Paying Agent specified above.  The aggregate amount of Definitive Bearer Notes issued upon exchange of this Permanent Global Note will be equal to the aggregate nominal amount of this Permanent Global Note.  Whenever this Permanent Global

Note is to be exchanged for Definitive Bearer Notes, the Issuer shall procure the prompt delivery of such Definitive Bearer Notes, duly authenticated and where and to the extent applicable, with Receipts, Coupons and Talons attached in an aggregate principal amount equal to the principal amount of this Permanent Global Note to the bearer hereof against its surrender at the specified office of the Principal Paying Agent within 60 days of the bearer requesting such exchange.  Upon such exchange this Permanent Global Note shall be cancelled by the Principal Paying Agent.

On any occasion on which a payment of interest is made in respect of this Permanent Global Note the Issuer shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal is made in respect of this Permanent Global Note or on which this Permanent Global Note is exchanged in whole or in part as aforesaid or on which Notes represented by this Permanent Global Note are to be cancelled or (in the case of Partly Paid Notes) forfeited, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be cancelled or forfeited and (ii) the remaining principal amount of this Permanent Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted.

In the case of Partly Paid Notes, on each occasion that payment is made to the Issuer in accordance with the Conditions in respect of the Notes represented by this Permanent Global Note, the Issuer shall procure that (i) the aggregate principal amount of such payment and (ii) the increased principal amount of this Permanent Global Note (which shall be the previous principal amount hereof plus the amount referred to at (i)) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted.

Insofar as the Temporary Global Note by which the Notes were initially represented has been exchanged in part only for this Permanent Global Note and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Note, then upon presentation of this Permanent Global Note to the Principal Paying Agent at its specified office and to the extent that the aggregate principal amount of such Temporary Global Note is then reduced by reason of such further exchange, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such further exchange is then made and (ii) the new principal amount of this Permanent Global Note (which shall be the previous principal amount hereof plus the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently noted.

On each occasion on which an option is executed in respect of any Notes represented by this Permanent Global Note, the Issuer shall procure that the appropriate notations are made on the Schedule hereto.

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this Permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) after the due date for payment.

The bearer of this Permanent Global Note shall (unless this Permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Holders and, at any such meeting, as having one vote in respect of each principal amount of Notes equal to the minimum denomination of the Notes for which this Permanent Global Note may be exchanged.

Cancellation of any Note represented by this Permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this Permanent Global Note representing such Note on its presentation or to the order of any Paying Agent for endorsement in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Holders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the certificate numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Any option of the Holders provided for in the Conditions may be exercised by the bearer of this Permanent Global Note giving notice to the Principal Paying Agent and the Trustee within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting this Permanent Global Note to a Paying Agent acting on behalf of the Principal Paying Agent, for notation accordingly in the Schedule hereto.

This Permanent Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

This Permanent Global Note shall not be valid for any purpose until authenticated for and on behalf of Citibank, N.A., as Principal Paying Agent.

AS WITNESS the facsimile or manual signature of a duly authorised officer on behalf of the Issuer.

[Coca-Cola HBC Finance PLC / Coca-Cola HBC Finance B.V.]

By:

ISSUED in London as of

AUTHENTICATED for and on behalf of

CITIBANK, N.A., as

Principal Paying Agent without recourse,

warranty or liability

By:

THE SCHEDULE

Payments, Delivery of Definitive Bearer Notes, Further Exchanges of the Temporary
Global Note, Exercise of Options, Forfeiture (in the case of Partly Paid Notes) and
Cancellation of Notes

Date of payment, delivery, exchange of Temporary Global Note, exercise of option (and date upon which exercise is effective) or cancellation	Amount of interest then paid	Amount of principal then paid	Aggregate amount of Partly Paid Instalments, then paid (in the case of Partly Paid Notes)	Aggregate principal amount of Definitive Bearer Notes then delivered	Aggregate principal amount of Notes then cancelled or, in the case of Partly Paid Notes, forfeited	Aggregate principal amount of further exchanges of Temporary Global Note	Aggregate principal amount in respect of which option is exercised	Current principal amount of this Permanent Global Note	Authorised signature

FINAL TERMS

[Here to be set out text to the relevant information supplementing, replacing or modifying the Conditions, which appear in the Final Terms relating to the Notes]

Part C
Form Of Definitive Bearer Note

[On the face of the Note:]

Series Number:  [        ]

Serial Number:  [        ]

[Tranche Number:  [        ]]

[Denomination]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note within, from or into The Netherlands (other than between individuals who do not act in the conduct of a profession or trade):

(a)                            must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and

(b)                           if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.](1)

[Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note within, from or into The Netherlands (other than between individuals who do not act in the conduct of a profession or trade):

(a)                            must be made through the mediation of either the Issuer or a member of Euronext Amsterdam N.V.; and

(a)                            unless it is made between a professional borrower and a professional lender, if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.](2)

(1)    This legend should be placed on Notes on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act and which are (a) not admitted to trading on Eurolist by Euronext Amsterdam N.V.'s stock market, (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter and (c) do not qualify as commercial paper or certificates of deposit.

(2)      This legend should be placed on Notes on which interest does not become due during their tenor or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act and which are (a) not admitted to trading on Eurolist by Euronext Amsterdam N.V.'s stock market, (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or immediately thereafter and (c) qualify as commercial paper or certificates of deposit.

COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam)

irrevocably and unconditionally guaranteed by
COCA-COLA HELLENIC BOTTLING COMPANY S.A.

COCA-COLA HBC FINANCE PLC

COCA-COLA HBC FINANCE B.V.

MEDIUM TERM NOTE PROGRAMME

[Aggregate principal amount of Tranche]
[Title of Notes]

[COCA-COLA HBC FINANCE PLC / COCA-COLA HBC FINANCE B.V.] (the “Issuer”), subject to and in accordance with the Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] (the “Conditions”) as supplemented, replaced and modified by the relevant information appearing in the final terms (the “Final Terms”) and an amended and restated trust deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 30 May 2007 and made between the Issuer, [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] and Coca-Cola Hellenic Bottling Company S.A. and [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] as Guarantor and Citicorp Trustee Company Limited as Trustee for the holders of the Notes (the “Trustee”, which expression includes all persons for the time being appointed Trustee or Trustees under the Trust Deed) and an amended and restated paying agency agreement (as amended, supplemented or restated from time to time, the “Agency Agreement”) dated 30 May 2007 between the Issuer, [Coca-Cola HBC Finance PLC/Coca-Cola HBC Finance B.V.] and Coca-Cola Hellenic Bottling Company S.A. as Guarantors, Citibank, N.A., the Trustee and certain other financial institutions names therein, for value received promises to pay to the bearer hereof on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note or, in the case of Instalment Notes, in respect of each such Note for the time being from time to time represented hereby, such Instalment Amounts on such dates as may be specified in the Conditions, and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

In the event of any conflict between the provisions of the Conditions and such information set out in the Final Terms, such information set out in the Final Terms will prevail.

[This Note shall not/Neither this Note nor any of the interest coupons [, talons or receipts] appertaining hereto shall] be valid for any purpose until this Note has been authenticated by or on behalf of Citibank, N.A. as Principal Paying Agent.

This Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

[COCA-COLA HBC FINANCE PLC/COCA-COLA HBC FINANCE B.V.]

By:

(duly authorised)

ISSUED in London as of [          ] 20[   ]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.,

as Principal Paying Agent without recourse,

warranty or liability

By:
(duly authorised)

[On the reverse of the Notes:]

TERMS AND CONDITIONS

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

FINAL TERMS

[Here to be set out the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

Citibank, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

England

PAYING AGENT

Citibank, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

England

Part D
Form Of Coupon

[Attached to the Notes (interest-bearing, fixed rate and having Coupons):]
[on the front of the Coupon:]

[COCA-COLA HBC FINANCE PLC/COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam)]

Medium Term Note Programme
[Amount and title of Notes]

Series No:                                          [            ]

Serial Number of Note: [           ]

Tranche No:                              [            ]

Coupon for [set out the amount due] due on [[date]]

Such amount is payable (subject to the Terms and Conditions applicable to the Note to which this Coupon appertains, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) against presentation and surrender of this Coupon at the specified office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further principal paying agent or other paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such Terms and Conditions).

IN WITNESS whereof the Issuer has caused this Coupon to be signed in facsimile on its behalf.

COCA-COLA HBC FINANCE PLC/COCA-COLA HBC FINANCE B.V.

By:

(duly authorised)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[Attached to the Note (interest-bearing, floating rate and having Coupons):]

[COCA-COLA HBC FINANCE PLC/COCA-COLA HBC FINANCE B.V.]

Medium Term Note Programme
[Amount and title of Notes]

Coupon for the amount of interest due on [date] [Interest Payment Date falling in [month, year]]

Such amount is payable (subject to the Terms and Conditions applicable to the Note to which this Coupon appertains, which shall be binding on the holder of this Coupon whether or not it is for the time being attached to such Note) against surrender of this Coupon at the specified office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further principal paying agent or other paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such Terms and Conditions).

IN WITNESS whereof the Issuer has caused this Coupon to be signed in facsimile on its behalf.

[COCA-COLA HBC FINANCE PLC/COCA-COLA HBC FINANCE B.V.]

By:

(duly authorised)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[On the reverse of each Coupon:]

PRINCIPAL PAYING AGENT:
Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England

PAYING AGENT:
Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England

Part E
Form Of Talon

[on the front of the Talon]

[COCA-COLA HBC FINANCE PLC / COCA-COLA HBC FINANCE B.V. (with its corporate seat in Amsterdam)]

Medium Term Note Programme
[Amount and title of Notes]

Series No:[          ]

Serial Number of Note: [          ]

Tranche No:[          ]

Talon for further Coupons

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN CLAUSES 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.

After all the Coupons appertaining to the Note to which this Talon appertains have matured, further Coupons [(including, where appropriate, a Talon for further Coupons)] will be issued at the specified office of the Principal Paying Agent or any of the Paying Agents set out in the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated by notice duly given in accordance with the Terms and Conditions applicable to the Note to which this Talon appertains (which shall be binding on the Holder of this Talon whether or not it is for the time being attached to such Note)) upon production and surrender of this Talon upon and subject to such Terms and Conditions.

Under the said Terms and Conditions, such Note may, in certain circumstances, fall due for redemption before the original due date for exchange of this Talon and in any such event this Talon shall become void and no exchange shall be made in respect hereof.

[On the reverse of each Talon:]

PRINCIPAL PAYING AGENT:
Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England

PAYING AGENT:
Citibank, N.A., 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England

SCHEDULE 3
Provisions For Meetings Of Noteholders

1.                                 Definitions

In this Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)                                      certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)                        the conclusion of the Meeting; and

(ii)                     the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuers, the Guarantors and the Trustee; and

(b)                                     certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)                                      listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)                                     authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Deposited Notes” means certain specified Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system, for the purposes of a Block Voting Instruction or a Voting Certificate;

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)                                      any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)                                     any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)                                      for all business other than voting on an Extraordinary Resolution, one tenth;

(b)                                     for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)                                      for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)                                         for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)                                      for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal:

(a)                                      to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)                                     to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuers, the Guarantor or any other person or body corporate formed or to be formed (other than as permitted under Clause 8.3 of this Trust Deed);

(c)                                      to change the currency in which amounts due in respect of the Notes are payable (other than any redenomination of the Notes into Euro pursuant to Condition 21 (Redenomination, Renominalisation and Reconventioning));

(d)                                     to modify any provision of the guarantee of the Notes (other than as permitted under Clause 8.3 of this Trust Deed);

(e)                                      to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(f)                                        to amend this definition;

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, Proxy or the bearer of a definitive Note who produces such definitive Note at the Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)                                      that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)                        the conclusion of the Meeting; and

(ii)                     the surrender of such certificate to such Paying Agent; and

(b)                                     that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

“Written Resolution” means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.                                 Issue of Voting Certificates and Block Voting Instructions

The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting.  A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates.  So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting.  A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.                                 References to deposit/release of Notes

Where Notes are represented by a Temporary Global Note and/or a Permanent Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.                                 Validity of Block Voting Instructions

Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business.  If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.                                 Convening of Meeting

The Issuers and the Guarantors (acting together) or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.  Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.                                 Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuers) and the Guarantors where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuers and the Guarantors, the Trustee.  The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.                                 Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuers or the Guarantors may appoint a Chairman.  The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.                                 Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Temporary Global Note and the Permanent Global Note, a Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.                                 Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)                                      in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)                                     in the case of any other Meeting (unless the Issuers, the Guarantors and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)                        the Meeting shall be dissolved if the Issuers, the Guarantors and the Trustee together so decide; and

(ii)                     no Meeting may be adjourned more than once for want of a quorum.

10.                           Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.                           Notice following adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)                                      10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)                                     the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.                           Participation

The following may attend and speak at a Meeting:

(a)                                      Voters;

(b)                                     representatives of the Issuers, the Guarantors and the Trustee;

(c)                                      the financial advisers of the Issuers, the Guarantors and the Trustee;

(d)                                     the legal counsel to the Issuers, the Guarantors and the Trustee and such advisers; and

(e)                                      any other person approved by the Meeting or the Trustee.

13.                           Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands.  Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.                           Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuers, the Guarantors, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes.  The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.                           Votes

Every Voter shall have:

(a)                                      on a show of hands, one vote; and

(b)                                     on a poll, one vote in respect of each e1,000 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.  In the case of a voting tie the Chairman shall have a casting vote.

In the case of any Meeting of holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule 3 (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in Euro translated at the spot rate of a bank nominated by the Trustee for the sale of the relevant currency or currencies for Euro on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 5, the date of such request. In such circumstances, on any poll each person present shall have one vote for each Unit of Notes (converted as above) which he holds.

In this paragraph, a “Unit” means the lowest denomination of the Notes as stated in the Applicable Supplement or in the case of a meeting of Noteholders of more than one Series, shall be the lowest common denominator of the lowest denomination of the Notes.

16.                           Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuers, the Guarantors the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting.  Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

17.                           Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)                                      to approve any Reserved Matter;

(b)                                     to approve any proposal by the Issuers and the Guarantors (acting together) for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuers under or in respect of the Notes;

(c)                                      to approve any proposal by the Guarantors for any modification of any provision of the Guarantee of the Notes or any arrangement in respect of the obligations of the Guarantors thereunder;

(d)                                     (other than as permitted under Clause 8.3 of this Trust Deed) to approve the substitution of any person for the Issuers (or any previous substitute) as principal obligor under the Notes or the substitution of any person for the Guarantors as guarantor under the Guarantee of the Notes;

(e)                                      to waive any breach or authorise any proposed breach by an Issuer or a Guarantor of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(f)                                        to remove any Trustee;

(g)                                     to approve the appointment of a new Trustee;

(h)                                     to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(i)                                         to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(j)                                         to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(k)                                      to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.                           Extraordinary Resolution binds all holders

An Extraordinary Resolution shall be binding upon all Noteholders, Receiptholders and Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly.  Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuers, the Guarantors and the Trustee) within 14 days of the conclusion of the Meeting.

19.                           Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made.  The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein.  Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.                           Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.                           Further regulations

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuers, the Guarantors or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.                           Several Series

The following provisions shall apply where outstanding Notes belong to more than one Series:

(a)                                      Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

(b)                                     Business which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holder of Notes or one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)                                      Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

(d)                                     The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

(e)                                      In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution

SIGNATORIES TO THIS TRUST DEED

The Issuers / Guarantors

EXECUTED as a deed	)	SPYROS MELLO
by COCA-COLA HBC FINANCE PLC	)	CHRIS NOLAN

EXECUTED as a deed	)
by COCA-COLA HBC FINANCE B.V.	)	CHRIS NOLAN
acting by:	)

The Trustee

EXECUTED as a deed	)	JILLIAN HAMBLIN
by CITICORP TRUSTEE	)
COMPANY LIMITED	)	MARNE LIDSTER

Guarantor

EXECUTED as a deed	)	CHRIS NOLAN
COCA-COLA HELLENIC BOTTLING	)
COMPANY S.A.	)
acting by:	)